UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 13, 2010
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Merger Agreement
     On December 14, 2010, Matrixx Initiatives, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wonder Holdings Acquisition Corp., a Delaware corporation (“Parent”), and Wonder Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”), both of which are affiliates of and controlled by H.I.G. Capital, LLC, a Delaware limited liability company.
     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser has agreed to commence a cash tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.001 (“Common Stock”), including the associated Rights (as defined in Item 3.03 below) (the “Shares”), at a price of $8.00 per Share in cash, without interest (less any applicable withholding taxes) (the “Offer Price”).
     Purchaser has agreed to commence the Offer no later than December 22, 2010, and the Offer shall expire on the later of (i) the 20th business day after the commencement date and (ii) January 24, 2011, unless extended in accordance with the terms of the Merger Agreement and applicable law (the “Expiration Date”). The Company, in its sole discretion, may require Purchaser to extend the Offer for one single increment equal to that number of days such that the Expiration Date will fall on the 18th day following the initial Expiration Date or, if such day is not a business day, on the first business day thereafter, if the Company’s board of directors (the “Company Board”) has received from a third-party (or group of third-parties) an alternative acquisition proposal that it determines in good faith constitutes or could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and such proposal has not been withdrawn, terminated or expired and continues to be a Superior Proposal. The Offer also will be extended up to two (2) times in nine (9) day increments if termination of the waiting period with respect to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) has not yet occurred.
     The obligation of Parent and Purchaser to consummate the Offer is subject to customary conditions, including but not limited to (a) that a majority of the outstanding Shares (determined on a fully-diluted basis) shall have been validly tendered and not withdrawn prior to the expiration of the Offer (the “Minimum Tender Condition”); (b) that there has occurred no change in recommendation by the Company Board, and (c) the expiration or termination of the applicable waiting period under the HSR Act.
     Following the successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each issued and outstanding Share, other than Shares held in the treasury of the Company or owned by Parent, Purchaser or any of their subsidiaries, and Shares held by stockholders who properly demand appraisal rights, will be converted into the right to receive the Offer Price.
     In the Merger Agreement, the Company granted to Purchaser an irrevocable option (the “Top-Up Option”), upon the terms and subject to the conditions set forth in the Merger Agreement (including the Purchaser owning after the completion of the Offer at least a majority but less than ninety percent (90%) of all outstanding Shares), to purchase at the Offer Price a number of authorized but unissued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Parent and Purchaser, would constitute one share more than 90% of the Shares then outstanding (the “Top Up Option Shares”). In no event will the Top-Up Option be exercisable if the number of Top Up Option Shares would be in excess of the number of authorized but unissued Shares that are not already reserved for issuance as of immediately prior to the issuance of the Top-Up Shares. The Top-Up Option shall only be exercisable once in whole and not in part within ten (10) business days after the date on which Purchaser accepts for payment and pays for Shares pursuant to the Offer (the “Purchase Date”); provided, however, that the Top-Up Option shall not be exercisable if the Minimum Tender Condition shall not have been satisfied and shall terminate on the Expiration Date if the Minimum Tender Condition shall not have been satisfied as of such date. The Top-Up Option will terminate concurrently with the termination of the Merger Agreement in accordance with its terms.

     The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature.
     The Merger Agreement permits the Company to solicit alternative acquisition proposals from third-parties until January 22, 2011. In addition, the Company may, at any time, upon the terms and subject to the conditions of the Merger Agreement, respond to any unsolicited proposal that constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement). There can be no assurance that this process will result in an alternative transaction.
     The Merger Agreement also includes customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $2,644,729 plus expenses up to $1 million, except that the termination fee will be $1,889,092 plus expenses up to $1 million in the event the Merger Agreement is terminated by the Company in order to accept a Superior Proposal from a third-party with whom the Company has had ongoing discussions or negotiations prior to January 23, 2011 and has been identified in writing to Parent.
     The closing of the Merger is also subject to customary closing conditions. If Purchaser achieves ownership of 90% of the outstanding Shares through the Offer, including any exercise of the Top-Up Option described above, it may effect the Merger as a short-form merger without a vote or any further action by the Company’s stockholders. Otherwise, the Parent and Purchaser will need to obtain the approval of the Company’s stockholders holding a majority of the Shares to adopt the Merger Agreement prior to consummating the Merger. In this event, the Company will call and convene a stockholder meeting to obtain this approval, and Purchaser will vote all Shares it acquires pursuant to the Offer and subsequent offering period, if any, in favor of the adoption of the Merger Agreement, thereby assuring approval.
     The Merger Agreement provides that, subject to the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, upon the purchase by Purchaser pursuant to the Offer of such number of Shares as shall satisfy the Minimum Tender Condition, and from time to time thereafter, Purchaser may designate directors to serve on the Company Board up to such number of directors equal to the product (rounded up to the next whole number) obtained by multiplying (a) the total number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to the Merger Agreement) by (b) the percentage that the aggregate number of Shares beneficially owned by Purchaser and its affiliates bears to the total number of Shares then outstanding (on a fully-diluted basis). The Company has agreed, upon Purchaser’s request, to use its best efforts to take all such actions as are necessary to elect or designate to the Company Board the individuals designated by Purchaser, including by increasing the size of the Company Board. The Company shall also cause the directors elected or designated by Purchaser to the Company Board to serve on and constitute the same percentage (rounded up to the next whole number) as is on the Company Board of each committee of the Company Board. Pursuant to Rule 14f-1, the Company will distribute to each of the Company’s stockholders an Information Statement that will, among other things, provide information regarding the Purchaser’s proposed directors.
     Neither the Offer nor the Merger is subject to a financing condition. Simultaneously with the execution of the Merger Agreement, H.I.G. Bayside Debt & LBO Fund II, L.P. (the “Sponsor Fund”) has provided a commitment letter to Parent obligating the Sponsor Fund to provide funds to Parent sufficient to permit Parent and Purchaser to pay the consideration in the Offer and Merger (the “Commitment Letter”). In addition, simultaneous with the execution of the Merger Agreement and the Commitment Letter, the Sponsor Fund has also provided the Company with a Guarantee (the “Guarantee”) in favor of the Company guaranteeing payment, performance and discharge of all liabilities and obligations of Parent and Purchaser under the Merger Agreement, including, without limitation, all liabilities and obligations to pay or perform, or to provide adequate funds for the payment of the Offer Price for each of the tendered Shares and to fund the acquisition of Shares in connection with the Merger. Neither the Offer nor the Merger is subject to a financing condition. Simultaneously with the execution of the Merger Agreement, H.I.G. Bayside Debt & LBO Fund II, L.P. (the “Sponsor Fund”) has provided a commitment letter to Parent obligating the Sponsor Fund to provide funds to Parent sufficient to permit Parent and Purchaser to pay the consideration in the Offer and Merger (the “Commitment Letter”). In addition, simultaneous with the execution of the Merger Agreement and the Commitment Letter, the Sponsor Fund has also provided the Company with a Guarantee (the “Guarantee”) in favor of the Company guaranteeing payment, performance and discharge of all liabilities and obligations of Parent and Purchaser under the Merger Agreement, including, without limitation, all liabilities and obligations to pay or perform, or to provide adequate funds for the payment of the Offer Price for each of the tendered Shares and to fund the acquisition of Shares in connection with the Merger. A copy of the Limited Guarantee is attached hereto as Exhibit 2.2 and incorporated herein by reference. The foregoing description of the Limited Guarantee does not purport to be complete and is qualified in its entirety by reference to the document as filed as exhibits hereto.
     The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities Exchange Commission; and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. In particular, the representations, warranties and covenants set forth in the Merger Agreement (a) were made solely for purposes of the Merger Agreement and solely for the benefit of the contracting parties, (b) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made to Parent and Purchaser in connection with the Merger Agreement, (c) will not survive consummation of the Merger, (d) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (f) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in subsequent public disclosure.
Settlement Agreement
     As previously reported, the Company is named as a defendant in multiple product liability lawsuits alleging that the Company’s Zicam Cold Remedy and other products caused the permanent loss or diminution of the sense of smell or smell and taste of various individuals. On October 9, 2009, a judicial panel ordered the centralization and transfer of a number of these actions pending in federal court to a federal court in the District of Arizona pursuant to federal multidistrict litigation procedures. See Note 7 of the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2010 for information regarding these personal injury claims, the multidistrict litigation, and the status of the settlement of the “economic injury” claims that have also been asserted against the Company.
     On December 13, 2010, the Company entered into an agreement (the “Settlement Agreement”) to settle claims made by approximately 95% of the plaintiffs and claimants who allege personal injury claims (approximately 1,014 plaintiffs and approximately 1,127 claimants) against the Company, including plaintiffs who are subject to the multidistrict litigation and the consolidated proceedings pending in state courts in California and Arizona. The Company will pay no more than $15.5 million to fund awards to be made under the settlement program. The foregoing funds will cover all costs, attorneys’ fees and other expenses associated with administration of the program by plaintiffs’ counsel. The Settlement Agreement acknowledges that the settlement is not an admission or concession on the Company’s part of any liability to the plaintiffs or claimants.
     The $15.5 million settlement program amount will be funded by the Company in three installments. The Company will pay the first installment of $11.5 million into an escrow account in December 2010 following the Company’s receipt of a verified list of plaintiffs and claimants; if this list does not contain at least 97% of the plaintiffs and claimants identified in the Settlement Agreement, the Company has the right to void and cancel the Settlement Agreement. The Company will pay the second installment of $2 million no later than 8 months after its payment of the initial installment. The Company will pay the third installment of $2 million, less amounts based on plaintiffs and claimants who elect not to participate in the settlement program, no later than 20 months after its payment of the initial installment. If approximately 95% of the plaintiffs and claimants eligible to participate in the settlement program have not agreed to participate in the settlement program by January 20, 2011, the Company has the right to void and cancel the Settlement Agreement and receive its initial installment payment, plus interest, from the escrow account.
     The Company expects to incur a charge of approximately $9.5 million (after tax) for the third quarter of fiscal year 2011 to cover the settlement program costs. In addition, the Company expects to establish a reserve to cover potential liability arising from the remaining product liability lawsuits (discussed below). This reserve amount will be determined in connection with the Company’s preparation of its financial statements for the fiscal quarter ended December 31, 2010 and will be reflected as an additional charge to third quarter earnings.
     The “economic injury” claims against the Company (referenced in this first paragraph of this “Settlement Agreement” disclosure) remain outstanding. It is possible that new product liability lawsuits may be filed against the Company. The Company intends to continue to vigorously defend itself in any remaining cases and in any new cases that may arise.

Item 3.03 Material Modification to Rights of Security Holders
     On December 14, 2010, the Company entered into an Amendment to Rights Agreement (the “Amendment”) with Corporate Stock Transfer, Inc., as rights agent (the “Rights Agent”). The Amendment amends the terms of that certain Rights Agreement, dated as of July 22, 2002, by and between the Company and the Rights Agent (the “Rights Agreement”). The Amendment was entered into in order to ensure that the Merger Agreement, the Offer, the Merger or the consummation of any other transaction contemplated by the Merger Agreement does not trigger the distribution and/or exercise of the Rights (as defined in the Rights Agreement). The Amendment provides that, among other things, (i) no Person (as defined in the Rights Agreement) will be or become an Acquiring Person (as defined in the Rights Agreement) as a result of, among other things, the execution, delivery or public announcement of the Merger Agreement, the Offer, the Merger or the other transactions contemplated by the Merger Agreement; (ii) no Stock Acquisition Date (as defined in the Rights Agreement) or Distribution Date (as defined in the Rights Agreement) will occur as a result of, among other things, the execution, delivery or public announcement of the Merger Agreement, the Offer, the Merger or the other transactions contemplated by the Merger Agreement; and (iii) the Rights will expire immediately prior to the Effective Time (as defined in the Merger Agreement).
     A copy of the Amendment is attached as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.
Item 7.01 Regulation FD Disclosure.
     On December 14, 2010, the Company issued two separate press releases, one announcing that it has entered into the Merger Agreement, and one announcing that it has entered into the Settlement Agreement. Copies of the press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 14, 2010, by and among Matrixx Initiatives, Inc., Wonder Holdings, Inc. and Wonder Holdings Acquisition Corp.
2.2	Limited Guarantee of H.I.G. Bayside Debt & LBO Fund II, L.P. in favor of Matrixx Initiatives, Inc. dated December 14, 2010
4.1	Amendment to Rights Agreement, dated as of December 14, 2010, by and among Matrixx Initiatives, Inc. and Corporate Stock Transfer, Inc.
99.1	Press Release dated December 14, 2010 relating to Merger Agreement
99.2	Press Release, dated December 14, 2010 relating to Settlement Agreement
Important Information About the Tender Offer
     The Offer described herein has not yet been commenced. This Current Report on Form 8-K and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of the Company. At the time the Offer is commenced, Parent and Purchaser intend to file a tender offer statement on a Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission (the “SEC”). At the time the Offer is commenced, the Company intends to file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer, including an Information Statement relative to the Parent’s right to appoint directors to the Company’s board of directors and, if required, will file a proxy statement with the SEC at a later date. Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of the Company. The solicitation of offers to buy common stock of the Company will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Stockholders are advised to read the offer to purchase and the letter of transmittal, the solicitation/recommendation statement, the information statement, the proxy statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the Offer and Merger. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. In addition, the tender offer statement on Schedule TO and related offering materials may be obtained for free (when they become available) from Parent. Company stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer.
Forward Looking Statements or Information
     Certain statements in this Current Report on Form 8-K, and the exhibits attached hereto, constitute “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such statements are typically punctuated by words or phrases such as “anticipate,” “estimate,” “should,” “may,” and words or phrases of similar import. These forward-looking statements include statements regarding expectations as to the completion of the Offer, the Merger and the other transactions contemplated by the Merger Agreement and the participation of plaintiffs and claimants in the settlement program contemplated by the Settlement Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2010 filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
President and Chief Executive Officer

Date: December 14, 2010